UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Trident Brands Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI, 53005

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (262) 789-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	TDNT	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022, Scott Chapman resigned as a director of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Settlement of Everlast Litigation

On November 17, 2021, The Company entered Into a Stipulation of Settlement (“Settlement Agreement”) of the litigation captioned Everlast World’s Boxing Headquarters Corp. (“Everlast”) , Plaintiff vs. Trident Brands, Inc. and Manchester Capital Inc., Defendants, Case No. 21 Tj 90. Under the terms of the Settlement Agreement, the Company agreed to pay Everlast on or before February 15, 2022 the sum of $650,000 in full satisfaction of Everlast’s judgment against the Company in the amount of $738,946. Under the Settlement Agreement, except for the first $250,000 of capital raised, the Company is required to pay Everlast 20% of the gross amount of any capital raising transaction, until the full $650,000 is paid, provided however that the full $650,000 must be paid no later than February 15, 2022. If prior to February 15, 2022 Trident receives $2,750,000 of proceeds from capital raising, the then existing balance of the $650,000 shall simultaneously be paid.

If the Company fails to pay Everlast the full $650,000 by February 15, 2022, the Company shall be obligated to pay Everlast the judgment amount of $738,945, plus applicable interest (a total of $750,713 as of August 21, 2021) and attorney’s fees, less any payments made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trident Brands Incorporated

Dated: January 19, 2022	By:	/s/ Michael Friedman
Michael Friedman
CEO

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